Exhibit 10.3

PLEDGE ESCROW AGREEMENT

THIS PLEDGE ESCROW AGREEMENT (the “Agreement”), dated September  30, 2009, by and among Geoffrey C. Weber, as Trustee of the Pak-It Members’ Trust, (the “Secured Party”), 310 Holdings, Inc., a Nevada corporation, (the “Company”), John Bordynuik (the “Affiliate”) and Anslow & Jaclin, LLP the escrow agent for the Affiliate and Secured Party (the “Escrow Agent”).

WHEREAS:

A.           The Affiliate has pledged as security the Company’s common stock, $0.001 par value per share (“Common Stock”) and 100% of the membership units of Pak-It (as defined herein) (the “Units”), in accordance with that certain Unit Purchase and Exchange Agreement, dated as of the date hereof (the “Unit Purchase Agreement”), by and among the Company, Pak-It, LLC (“Pak-It”) and the Pak-It, LLC Unitholders (the “Pak-It Unitholders”), and certain Note, Liability Note, other papers, agreements, documents, instruments and certificates necessary to carry out the purposes thereof (collectively, the “Transaction Documents”).

B.           As an inducement to the Pak-It Unitholders to enter into the Unit Purchase Agreement, the Affiliate desires to place the Escrow Property (as hereinafter defined) into escrow for the benefit of the Secured Party in the event that the Company fails to satisfy certain conditions in accordance with the Unit Purchase Agreement.

C.           Pursuant to the requirements of the Unit Purchase Agreement the Affiliate and the Secured Party have agreed to establish an escrow (the “Escrow”) on the terms and conditions set forth in this Agreement and the Escrow Agent has agreed to act as escrow agent pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, the Affiliate, the Secured Party and the Escrow Agent, hereby agree that, in consideration of the mutual promises and covenants contained herein, the Escrow Agent shall hold in escrow and shall distribute Escrow Property in accordance with, and subject to, the provisions of this Agreement:

1.           Appointment.  The Affiliate and Secured Party hereby appoint the Escrow Agent as each party’s respective escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment.

2.           Escrow.  Concurrently with the closing of the Unit Purchase Agreement, the Affiliate shall deliver to the Escrow Agent a total of 10,000,000 shares of Common Stock of the Company, with the stock powers executed in blank, medallion signature guaranteed, or in other form and substance acceptable for transfer and the Units in form and substance acceptable for transfer.  The Escrow Agent shall not be under any duty or obligation to solicit the deposit of the Escrow Property to the Escrow.  The foregoing property plus all dividends and other distributions and payments thereon, if any (collectively the “Distributions”) received by the Escrow Agent, less any property distributed or paid in accordance with this Agreement, are collectively referred to herein as the “Escrow Property.”

3.           Investment of Escrow Property.  During the term of this Agreement, the Escrow Agent shall not invest or liquidate the Escrow Property and any distribution of all or part of the Escrow Property shall be conducted in accordance with Section 4 below.

4.           Distribution of Escrow Property.  The Escrow Agent shall release the Escrow Property upon receipt of notice from the Secured Party and Affiliate of the satisfaction of the terms of the Transaction Documents. Promptly upon delivery by Secured Party to the Escrow Agent of notice that an Event of Default (as defined in the Note and Liability Note) has occurred or that the conditions to the Note and Liability Note have been met, the Escrow Agent shall disburse the Escrow Property to the respective parties in accordance with the instructions set forth in such notice.

(a)  Upon receipt by the Escrow Agent of a request for distribution of the Escrow Property by the Company or the Affiliate, without the approval of the Secured Party, the Escrow Agent shall provide notice to the Secured Party of such demand. The Secured Party shall contest the release or provide approval of the release of the Escrow Property within ten (10) business days.   In the event the Secured Party contests the release of the Escrow Property, the Escrow Agent shall interplead the Escrow Property in a court of valid jurisdiction, unless the parties agree to an extension to resolve the release of the Escrow Property.

5.           Termination.  Unless the Escrow Agent earlier resigns, this Agreement shall terminate, subject to the provisions of Section 8 hereof, upon final distribution of all property in the Escrow Property by the Escrow Agent.

6.           Escrow Agent.

(a)           The Escrow Agent undertakes to perform only those duties expressly set forth herein and no duties shall be implied.

(b)           The Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement of the Affiliate and/or the Secured Party other than this Agreement.

(c)           The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties.

(d)           The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any document.

(e)           The Escrow Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that the Escrow Agent’s gross negligence or willful misconduct was the primary cause of any loss to the Affiliate.

(f)           The Escrow Agent may consult with legal counsel of its choosing as to any matter relating to this Agreement and the Escrow Agent shall not incur any liability in acting in good faith in accordance with advice from such counsel.

(g)           Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits and/or savings), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(h)           The Escrow Agent may resign at any time by giving the Affiliate and the Secured Party thirty (30) calendar days’ prior written notice thereof.

(i)           In the event Escrow Agent shall be uncertain as to its duties or rights hereunder or receive instructions, claims or demands which, in its opinion, are in conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action, other than keep safely the Escrow Shares, until it shall be jointly directed otherwise by the parties hereto or by a determination by a court of competent jurisdiction which order or decree is not subject to appeal.

(j)           The Escrow Agent shall not be obligated to institute legal proceedings of any kind and shall not be required to defend any legal proceeding instituted against it or in respect to the Escrow Property.

7.           Fees.  The Company agrees to (i) pay the Escrow Agent reasonable compensation for the services to be rendered hereunder, which shall be as described in Schedule I attached hereto, and (ii) pay or reimburse the Escrow Agent upon request for all reasonable expenses, disbursements and advances, including reasonable attorneys’ fees and expenses, incurred or made by it in connection with the preparation execution, delivery, performance, modification and/or termination of this Agreement.  This Section 7 shall survive the termination of this Agreement and the resignation of the Escrow Agent.

8.           Indemnity.  The Company will indemnify and hold the Secured Party and their directors, officers, shareholders, partners, employees and agents and the Escrow Agent (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that the Secured Party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company in any of the Transaction Documents.  In addition to the indemnity contained herein, the Company will reimburse the Secured Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.  In the event of any litigation or dispute arising from this agreement, the parties agree that the party who is awarded the most money shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys' fees and expenses paid by said prevailing party in connection with the litigation and/or dispute without reduction or apportionment based upon the individual claims or defenses  giving rise to the fees and expenses.  Nothing herein shall restrict or impair a court's power to award fees and expenses for frivolous or bad faith pleading.

Conduct of Indemnification Proceedings.  Promptly after receipt by any Person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is materially prejudiced by such failure to notify.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Company shall indemnify and hold harmless such Indemnified Person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.  Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

9.           Taxes.  It is understood that the Escrow Agent shall be responsible for income reporting only with respect to income earned on the Escrow Property and will not be responsible for any other reporting.

10.           Notices.  Any communication, notice or document required or permitted to be given under this Agreement shall be given in writing and shall be deemed received (i) when personally delivered to the relevant party at such party’s address as set forth below, (ii) if sent by mail (which must be certified or registered mail, postage prepaid) or overnight courier, when received or rejected by the relevant party at such party’s address indicated below, or (iii) if sent by facsimile, when confirmation of delivery is received by the sending party:

If to the Affiliate or Company, to:

310 Holdings, Inc.
Attn: John Bordynuik
4536 Portage Road, Niagara Falls
Ontario, Canada L2E 6A8
Phone: (289) 668-7222

with a copy to (which shall not constitute notice):

Anslow & Jaclin, LLP
Attn: Kristina Trauger, Esq.
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726
Phone: (732) 409-1212
Facsimile: (732) 577-1188

If to the Secured Party:

Pak-It, LLC
  Attn: Geoffrey C. Weber
  221 Turner Street
  Clearwater, FL 33756
Phone: (727) 449-1476
Facsimile: (727) 449-1846

With a copy to (which shall not constitute notice):

Macfarlane, Ferguson & McMullen, P.A.
625 Court Street, Suite 200
Clearwater, FL 33756
Attn: J. Paul Raymond, Esq.
Phone: (727) 441-8966
Facsimile: (727) 442-8470

If to the Escrow Agent:

Anslow & Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, NJ 07726
tel.:(732) 409-1212
fax.:(732) 577-1188

11.           Miscellaneous

(a)           The provisions of this Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by all of the parties hereto.  This Agreement and the rights and obligations hereunder of the parties may not be assigned except with the prior written consent of the other parties hereto.

(b)           The covenants and provisions of this Agreement by or for the benefit of the Affiliates, the Investor or the Escrow Agent shall bind and inure to the benefit of their respective successors and permitted assigns hereunder.

(c)           Governing Law.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to the choice of law provisions thereof.

(d)           This Agreement may be executed by each of the parties hereto by facsimile signature and in any number of counterparts, each of which counterpart, when so executed and delivered, shall be deemed to be an original and all such counterparts shall together constitute one and the same agreement.

(e)           The headings contained in this Agreement are for convenience of reference only and shall have no effect on the interpretation or operation hereof.

(f)           The Company shall be intended third party beneficiaries of this Agreement to the same extent as if they were parties hereto, and shall be entitled to enforce the provisions hereof.

(g)           If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

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IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement by the authorized officer named below.

SECURED PARTY:

PAK-IT MEMBERS’ TRUST

THE COMPANY:

310 HOLDINGS, INC.

By: /s/ John Bordnuik
Name: John Bordnuik
Its: CEO
Dated: 09/30/2009

JOHN BORDYNUIK:

/s/ John Bordnuik
Name: John Bordnuik
Dated: 09/30/09

ESCROW AGENT

ANSLOW & JACLIN, LLP

By: /s/ Gregg Jaclin
Name: Gregg Jaclin
Title: Partner
Dated: 09/30/09

SCHEDULE I
Pledge Escrow Agent Fees

The Escrow Agent shall charge, exclusive of any expenses incurred as the Escrow Agent, a total amount of $500 for the services provided in this Pledge Escrow Agreement.  This amount shall be paid upon the distribution of the Escrow Property.

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